EXHIBIT 5


                                                        THELEN REID & PRIEST LLP
                                                                Attorneys at Law
                                                        ------------------------

                                                                875 Third Avenue
Bruce A. Rich                                            New York, NY 10022-6225

212.603.6780 Direct Dial                                       Tel. 212.603.2000
212.829.2045 Direct Fax                                        Fax  212.603.2001

brich@thelenreid.com                                          www.thelenreid.com


                                         October 27, 2004


Caprius, Inc.
One Parker Plaza
Fort Lee, New Jersey 07024

Ladies and Gentlemen:


     We have acted as counsel to Caprius, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 (the "Registration Statement") relating to the registration of (A) 11,373,026 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), which have been issued in various private placements (the "Private Placements"), (B) 10,000,000 shares of Common Stock are issuable upon conversion of convertible promissory notes (the "Promissory Notes"), which have been issued in a private placement (the "Promissory Notes Placement") and (C) 3,710,385 shares of Common Stock issuable upon exercise of warrants (the "Warrants") and options (the "Options").

     This opinion is being rendered in connection with the filing by the Company of Amendment No. 1 to the Registration Statement.

     For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Certificate of Incorporation and By-Laws of the Company, as in effect on the date hereof; (iii) the warrant agreements relating to the Warrants; (iv) the option agreements relating to the Options; (v) agreements and documents relating to the Private Placements and the Promissory Notes Placement;
(vi) the resolutions adopted by the Board of Directors of the Company relating to each of the foregoing and (vii) such other documents, certificates or other records as we have deemed necessary or appropriate.

     Based upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

(1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.


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Caprius, Inc.
October 27, 2004
Page 2


(2) The shares of Common Stock included in the Registration Statement which are presently issued and outstanding were duly authorized, validly issued, and are fully paid and non-assessable.

(3) The shares of Common Stock included in the Registration Statement to be issued upon the conversion of the Promissory Notes will be duly authorized and validly issued, and fully paid and non-assessable when such Promissory Notes are duly converted in accordance with the terms of the Promissory Notes.

(4) The shares of Common Stock included in the Registration Statement to be issued upon the exercise of the Warrants will be duly authorized and validly issued, and fully paid and non-assessable when such Warrants are duly exercised and the exercise price is paid for the shares of Common Stock underlying such Warrants in accordance with the terms of the respective warrant agreements.

(5) The shares of Common Stock included in the Registration Statement to be issued upon the exercise of the Options will be duly authorized and validly issued, and fully paid and non-assessable when such Options are duly exercised and the exercise price is paid for the shares of Common Stock underlying such Options in accordance with the terms of the respective option agreements.

     We hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement.

                                         Very truly yours,

                                         /s/ Thelen Reid & Priest LLP
                                         ----------------------------

                                         THELEN REID & PRIEST LLP